UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

Fidelity Private Credit Company LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01645	87-2722334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 12, 2024, Fidelity Direct Lending Fund I JSPV LLC (“JSPV”), a wholly-owned subsidiary of Fidelity Private Credit Central Fund LLC (the “Fund”), as borrower, and the Fund, as portfolio manager, entered into Amendment No. 3 to Loan and Security Agreement (the “Amendment”), amending the Loan and Security Agreement, dated as of August 25, 2022 (as amended from time to time prior to the date hereof, including by the Amendment, the “Agreement”), among JSPV, as borrower, the Fund, as portfolio manager, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Virtus Group, LP as collateral administrator, and Citibank, N.A. as collateral agent.

The Amendment provides for, among other things, (i) a two-year extension of the reinvestment period (and accordingly an extension of the scheduled maturity to February 25, 2029); (ii) a decrease in the applicable margin to 2.3193% per annum for certain advances in Great British Pounds and to 2.20% per annum for other advances; and (iii) replacement of the benchmark for Canadian Dollars to Term CORRA.

The description above is only a summary of material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation

The information included under Item 1.01 above regarding the Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

On September 11, 2024, the Fund delivered a capital drawdown notice to unit holders relating to the sale of approximately 1.5 million Common Units of the Fund’s limited liability company interests (the “Common Units”) for an aggregate offering price of $15.0 million. The sale closed on September 12, 2024.

The sale of Common Units is being made pursuant to subscription agreements entered into by the Fund and its unit holders. Under the terms of the subscription agreements, unit holders are required to fund drawdowns to purchase Common Units up to the amount of their respective capital commitments on an as-needed basis.

The issuance of the Common Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D. Each purchaser of Common Units was required to represent that it is (i) an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and (ii) was acquiring the Common Units for investment and not with a view to resell or distribute. The Fund did not engage in general solicitation or advertising and did not offer securities to the public in connection with such issuances.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1

Third Amendment to Loan and Security Agreement, dated as of September 12, 2024, by and among Fidelity Direct Lending Fund I JSPV LLC, as borrower, Fidelity Private Credit Central Fund LLC, as portfolio manager, JPMorgan Chase Bank, N.A., as administrative agent, Virtus Group, LP as collateral administrator, and Citibank, N.A. as collateral agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Company LLC

Date: September 17, 2024	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer